Exhibit 10.68

ModusLink Global Solutions, Inc.

Award Agreement

Granted Under 2010 Incentive Award Plan

This AGREEMENT (the “Agreement”) is made as of the ____day of December, 2017 (the “Grant Date”) between ModusLink Global Solutions, Inc., a Delaware corporation (the “Company”), and _____________________ (the “Participant”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Company’s 2010 Incentive Award Plan (the “Plan”).

WHEREAS, the Participant is a Non-Employee Director of the Company.

WHEREAS, the Participant provides services to the Company that are in addition to the Participant’s duties as a Non-Employee Director (the “Services”).

WHEREAS, the Company’s Board of Directors (the “Board of Directors”), the Human Resources and Compensation Committee of the Board of Directors (the “Compensation Committee”) and a special committee of the Board of Directors consisting of independent directors (the “Special Committee”), have approved the Awards set forth herein in consideration of the Participant’s service to the Company.

NOW, THEREFORE, In consideration of the covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Grant of Shares.

(a) The Company hereby grants to the Participant, subject to the terms and conditions set forth in this Agreement and in the Plan, the following Awards:

(i)	Award of _________ shares of common stock, par value $0.01 per share (“Common Stock”) as a Stock Payment, which shall vest in its entirety on the Grant Date (the “Initial Stock Award”);

(ii)

Award of _________ shares of Restricted Stock of the Company, which shall vest in its entirety on the day the price of the Company’s Common Stock shall have closed at or above $2.00 per share for any five consecutive business days (the “First $2.00 Award”) after the Grant Date, subject to the Participant’s continuous service with the Company from the Grant Date through the vesting date;

(iii)

Award of _________ shares of Restricted Stock of the Company, which shall vest in its entirety on the day the price of the Company’s Common Stock shall have closed at or above $2.00 per share for any five consecutive business days (the “Second $2.00 Award”) after the Grant Date, subject to both (a) prior approval by the Company’s shareholders of an amendment to the Plan to increase the shares available under the Plan in an amount sufficient to permit this Award and (b) the Participant’s continuous service with the Company from the Grant Date through the vesting date;

(iv)

Award of _________ shares of Restricted Stock of the Company, which shall vest in its entirety on the day the price of the Company’s Common Stock shall have closed at or above $2.25 per share for any five consecutive business days (the “$2.25 Award”) after the Grant Date, subject to both (a) prior approval by the Company’s shareholders of an amendment to the Plan to increase the shares available under the Plan in an amount sufficient to permit this Award and (b) the Participant’s continuous service with the Company from the Grant Date through the vesting date; and

(v)

Award of _________ shares of Restricted Stock of the Company, which shall vest in its entirety on the day the price of the Company’s Common Stock shall have closed at or above $2.50 per share for any five consecutive business days (the “$2.50 Award”) after the Grant Date, subject to both (a) prior approval by the Company’s shareholders of an amendment to the Plan to increase the shares available under the Plan in an amount sufficient to permit this Award and (b) the Participant’s continuous service with the Company from the Grant Date through the vesting date.

(b) The shares of Common Stock awarded pursuant to the Initial Stock Award, the First $2.00 Award, the Second $2.00 Award, the $2.25 Award and the $2.50 Award are referred to herein as the “Shares.” “Unvested Shares” means Shares that are, at any time, unvested. The Participant agrees that the Shares shall be subject to forfeiture as set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement.

2. Forfeiture.

Unless otherwise determined by the Administrator in its sole discretion and in compliance with the Plan, upon Participant’s Termination of Service with the Company for any reason, all then Unvested Shares subject to this Agreement will thereupon be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Participant or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.

3. Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that would be Unvested Shares if the Participant were to cease to serve as a Director of the Company at the time of the transfer, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the forfeiture provisions of Section 2 and the restrictions on transfer set forth in this Section 3) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

4. Direct Registration System.

(a) Participant understands that the Shares will be in book-entry form and will be held in a book-entry account maintained by the Company’s transfer agent evidencing ownership of the Shares.

(b) Concurrently with the execution of this Agreement, the Participant shall deliver to the Company a duly executed stock assignment relating to the Shares, endorsed in blank, in the form attached to this Agreement as Exhibit A (the “Stock Power”). The Participant acknowledges and agrees that the Stock Power shall be held by the Company and that the Company may use the Stock Power to effectuate the forfeiture of Shares pursuant to this Agreement. The Participant agrees that it shall execute all certificates, instruments, documents or agreements and shall take all other reasonable actions requested by the Company in order to effectuate the forfeiture of Shares pursuant to this Agreement.

(c) Notwithstanding anything herein to the contrary, in the event Unvested Shares are represented by a certificate, such certificate shall have affixed thereto a restrictive legend in substantially the form set forth in Section 5 (in addition to any other legends that may be required under federal or state securities laws), and such certificate shall be deposited with the Company, together with a stock power executed by Participant endorsed in blank.

5. Legend; Restrictive Notation.

The Shares will reflect a restrictive notation or legend, as applicable, in substantially the following form, in addition to any other notations or legends that may be required under federal or state securities laws:

“These shares of stock are subject to restrictions on transfer and a risk of forfeiture as set forth in a certain Award Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

6. Provisions of the Plan.

(a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

(b) As provided in the Plan, upon the occurrence of a Business Combination, all rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Business Combination in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with a Business Combination, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

7. Taxes; Section 83(b) Election.

The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are granted rather than when and as the risk of forfeiture lapses by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of grant.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

8. Miscellaneous.

(a) No Rights to Serve on Board of Directors. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing to serve as a Director of the Company. The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued service on the Board of Directors for the vesting period, for any period, or at all.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

(e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(e).

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ModusLink Global Solutions, Inc.

By:
Name:
Title:

Address:	1601 Trapelo Rd, Suite 170 Waltham, MA 02451

Participant

Name:

Address:

Exhibit A

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers to ModusLink Global Solutions, Inc., a Delaware corporation, (“Company”), ______________________________ (_________) shares of Common Stock, $0.01 par value per share, of the Company standing in the name of the undersigned on the Company’s books and represented by account number(s) / certificate number(s) ___________ herewith, pursuant to the Award Agreement between the undersigned and the Company, dated December __, 2017, and the undersigned does hereby irrevocably constitute and appoint the Company’s duly authorized officers as attorney-in-fact to transfer the said stock on the Company’s books with full power of substitution in the premises.

Dated: __, 20__

(Printed Name)

(Signature)

IN PRESENCE OF:

A-1